Exhibit 10.11

SCHEDULE A

Statement of Work – Dell Home Sales

This Schedule is subject to the terms and conditions of the Master Services Agreement (the “Agreement”) between EXL Services Inc. (“Provider”), and Dell Products L.P. (“Dell”). The SOW is effective as of 8/2/2003 and is specific to E-mail Technical Support.

1)	Definitions:

a)	Email: A customer communication in the form of written text, available via Dell’s Web-based Email management system.

b)	Post: A single incident of an email response sent to a customer for technical support or customer service for any Supported Product.

c)	Customer: A customer contacting Dell via email for technical support or customer service.

d)	Customer Support Representative (CSR): A Provider employee that performs the Services from the technical support queue or customer service queue.

e)	FTE (full time equivalent): person who works an 8-hour shift with 85% applied time.

f)	Handle Time: The total time spent on an email including consultation, CSR hold time, and wrap up of email. Queue time is not included.

g)	Average Cycle Time: The average time an email spends in queue before a reply is sent to the customer.

h)	Expected Number of emails: The expected number of emails Dell will have available for Provider during any period. This number will be provided by Dell on a monthly basis as outlined in Section 3 below.

i)	Supported Products: Dell products for which Provider has been trained to provide support on Dell’s behalf.

j)	Months: Dell’s fiscal months will be used for all calculations and invoicing in this contract.

k)	Minimum Commitment: The amount of emails for which Dell will guarantee payment.

l)	Minimum Email Commitment: The minimum amount of emails Dell agrees to have available for Provider in a Month. The Minimum E-mail Commitment will be of the looked Forecast.

m)	Dispatch: Calls or emails handled by Provider resulting in part(s) and/ or Field Service Technician being sent to the Customer.

n)	[*]

o)	In Writing Written Form: all references in this document to material needed “in writing” or an “written form” can be delivered as either a hard copy or in electronic format.

p)	DPS: Dell Product Support, the proprietary interface for Dell product service and support

q)	KMR Report: Productivity and effectiveness report generated from Dell databases and shared with provider for management of process.

r)	CeM and Kana: Dell’s e-mail Web-based infrastructure

s)	Reassign Report: Productivity and effectiveness report generated from Dell databases and shared with provider for management of process.

t)	DellServe: Dell’s customer support Web-based infrastructure; proprietary Web-based interface for service records to be logged

u)	E-Survey: Customer experience report generated from Dell databases and shared with provider for management of process.

v)	Tech Detail Report: Productivity and effectiveness report generated from Dell databases and shared with provider for management of process.

w)	DSN: Proprietary Web-based interface for decision tree support to assist agents in managing technical support issues.

x)	ACL Tool: Agent Closed Loop Tool.

*	Information has been omitted based upon request for confidential treatment. Non-public material has been filed separately with the Commission.

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SCHEDULE A

Statement of Work – Dell Home Sales

y)	[*] The location of Dell servers accessible to providers, as these do not resale behind Dell firewalls.

z)	VPN: Virtual Private Network

aa)	SSL: Secure Socket Layer

2)	Scope of Services

a)	Provider will be responsible for providing email technical support to Dell Customers. Dell emails will be available via Dell’s Web-based Email management system. The hours of service shall be twenty-four hours a day, seven days a week, unless otherwise mutually agreed upon. The Email Services will be provided in a manner as similar as is reasonably possible to the way in which Dell provides its own email technical support and customer service and in conjunction with the requirements of Exhibits A and C. Provider is responsible for ensuring its compliance with all security procedures as outlined in Exhibit D, Security Details.

3)	Email Volumes

a)	Forecasting: Dell will give best efforts to provide a rolling ninety-day written forecast of the Expected Number of Emails (herein “Rolling Forecast”) for Provider with adjustments every thirty days. The first thirty days of the Rolling Forecast are the “Locked Forecast” which shall be the volume commitment (hereafter “Locked Forecast”) for Emails Dell will provide during that period. Dell will ensure that the figures in the Rolling Forecast for any period are not lower than [*] of the agreed upon ramp-up plan dependant upon successful maintaining and sustaining of performance metrics as outlined in Exhibits A, B and C.

For example by July 1, 2003 Dell will give best efforts to provide a Rolling Forecast for August, September, and October, 2003. Email volume forecast for August represents the Locked Forecast. Provider is responsible for hiring and or training of sufficient staff and acquiring incremental infrastructure to support the Locked Forecast. The actual E-Mail volume may be greater than the Locked Forecast by as much as [*] without penalty to Dell. The actual E-Mail volume may be less than the Locked Forecast by as much as [*]. Dell may increase the Rolling Forecast at any time by giving Provider 30 days notice and Provider will make best efforts to comply with the new Rolling Forecast. If Dell cannot provide the mutually agreed upon ramp plan volume and both parties mutually agree that Provider was available. Dell will pay Provider [*] of the Locked Forecast amount.

The calculation will be defined as [*] of the locked monthly volume minus the actual offered percentage of lock, multiplied by the cost per e-mail as per existing rate.

[*]

b)	Forecast: Change requests must be provided to Provider in written form. If additional capacity is needed on shorter notice, Provider will make commercially reasonable efforts (at

*	Information has been omitted based upon request for confidential treatment. Non-public material has been filed separately with the Commission.

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SCHEDULE A

Statement of Work – Dell Home Sales

mutually	agreed additional cost and changes to the agreed service levels) to accommodate Dell’s request. Unless otherwise notified in writing, the forecast process described in paragraph (a) of this section will remain in effect.

4)	Support Requirements

a)	E-Mail Tracking System: Provider will log all answered E-mails into Dell’s customer tracking system (DellServ). Dell will provide the necessary network permissions and authority required to login and use the system for remote users.

b)	Reporting: Provider will provide the reports listed in Exhibits A and B.

c)	Equipment and Software: Dell will provide a limited number of computers with associated application software along with upgrade hardware, software and maintenance parts required in Provider’s lab for the sole purpose of training CSR’s supporting Dell customers. Provider will be responsible for all costs associated with the installation of upgrades. Provider is responsible for the maintenance and security of these systems. These systems will be returned to Dell at the termination of the agreement in like condition, excluding normal wear and tear from then daily use. Dell may at any time require that these systems undergo service including the replacement of all or part of a system. Dell will endeavor to give appropriate notice to Provider of any such service and schedule with Provider at a mutually agreeable time. Provider is responsible for providing all other equipment required by its employees to perform services and to meet Dell’s system requirements. These requirements may change as systems are enhanced.

d)	Knowledge Base and Tech Support Tools: Provider will access Dell Support Tools and Support Documentation within, via an agreed upon method. Ownership and responsibility for content of these and all other requisite Dell tools will remain with Dell. Dell will provide login access to this data if needed. Whether marked as such or not, for purposes of the Agreement and this Schedule, all such Tools and Support Documentation within are proprietary and confidential to Dell and Provider may disclose this information only to Customers and only in the provision of the Services. Any other disclosure of such Support Documentation without authority of Dell is a breach of the Agreement.

Tech Support tools (include but are not limited to):

[*]

e)	Submission of new cases not current and accurate in the Dell Knowledge Base: Will be provided by Provider as identified. Dell will provide submission rights to Provider for all content. Submission of new cases will be measured as noted in Exhibit A section 14.

Provider will provide workspace for up to four (4) Dell staff members at Provider’s contact center site. Dell shall provide reasonable notice of any such request.

*	Information has been omitted based upon request for confidential treatment. Non-public material has been filed separately with the Commission.

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SCHEDULE A

Statement of Work – Dell Home Sales

During the course of this Agreement, Provider will be required to use Dell systems in the performance of these Services. Dell will sell systems to Provider at a preferred rate.

In order to analyze consistent performance deviations, Dell reserves the right to audit Provider employee records on performance metrics, administrative and human resources records or seek a certificate from Provider’s auditors for Dell internal use only. All mutually agreed upon costs for such audit certification will be borne by Dell.

5)	Rates; Fees

a)	Except as set forth otherwise in this Schedule, the fees charged by Provider shall be as follows for e-mails actually handled. E-mails actually handled includes sends only, this does not include external reassigns, internal re-assigns, mandatory re-assigns and any archives

[*]

Assumptions:

•	Tech Support Service email goal of [*] sent e-mails per [*] hour shift per e-mail FTE.

•	These costs include international bandwidth minus U.S. long distance per minute rate. In case the total amount of E-mail time and post Email work exceeds the average handle time after the pilot period, Dell and Provider will agree to review the assumptions.

b)	Training Expense: Provider will provide trainers for ongoing and new hire training. For new hire training, Provider will absorb up to the first three (3) weeks of Dell specific hardware product and policy and procedure training. Dell will provide all training material other than replication of materials for the training at no additional cost to Provider and will train Provider trainers at no additional cost to Provider. All costs relating to Dell employees onsite training are to be to borne by Dell including airfares, meals and lodging. Provider will make all administrative arrangements.

*	Information has been omitted based upon request for confidential treatment. Non-public material has been filed separately with the Commission.

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SCHEDULE A

Statement of Work – Dell Home Sales

1)	Provider will charge Dell a rate of [*] trainer/agent hour for New Product training New Hire training will not be reimbursed by Dell. Only front-line Representatives handling Emails are eligible for training reimbursement. The cost of New Hire training will be the sole responsibility of the Provider and should be reflected in the price listed in section 5(a) above. The provider will be responsible for all remedial training for agents not meeting Quality metric as listed on Exhibits A and C.

2)	Additional new hire training required for Provider specific training, including but not limited to e-mail wording and composition, soft skills training, and any additional new hire training necessary to have new hires able to perform the required functions to Dell standards will be the responsibility of Provider at no extra charge to Dell.

6)	Required Performance Metrics, Required Elements and Success Criteria

a)	Required Performance Metrics are listed in Exhibits A and C. Provider shall implement Exhibits A and C by measuring each Metric as listed in “How to Measure” and supply the list of reports to be provided under agreement. Dell and Provider will regularly review and compare Provider’s performance to the “Goals” and “Minimum Service Level” volume Service level is [*] of the e-mails handled within [*] hours or less, measured on a daily basis, based on assignment to the site’s queries.

b)	If e-mails total more than [*] of the Locked forecast on a daily basis. Provider shall not be required to achieve the Minimum Service Levels for Exhibit A items 3 and 5. Additionally, service level penalties will not be incurred for each day above [*] offered to forecast.

c)	Service Level Penalties will apply in the event that volume with within [*] of the daily offered forecast and Provider does not achieve the minimum required [*] service level requirement. Penalties will apply on a daily basis in the event that the volume is within [*] offered to forecast. If the actual volumes are less than forecast, Provider will be responsible for handling a minimum of [*] of the offered volume. Penalty amounts are as follows:

[*]

For performance less than [*] Provider will be assessed at [*] point penalty for each point below [*]. Service level penalties will be applied to each day service level is not met. The formula for calculating this penalty is [*] less the actual percentage achieved.

Example, if Provider achieves a [*] service level, a penalty of [*] will apply.

Service Level penalties will be applied on daily volumes and reported weekly.

(d)	Required Elements are listed in Exhibit B. Dell may, upon one (1) day notice to Provider, audit Provider’s compliance with the elements of Exhibit B. The audit may consist of Dell

*	Information has been omitted based upon request for confidential treatment. Non-public material has been filed separately with the Commission.

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SCHEDULE A

Statement of Work – Dell Home Sales

and/or its auditors scheduling time with Provider’s employees and executives to review the processes in place pertaining to Exhibit B. As such Provider will assist Dell in completing the audit in a timely fashion by making key employees and/or executives available. All mutually agreed upon costs associated with the Audit shall be borne by Dell.

e)	Success Criteria for email is listed in Exhibits A and C. Provider shall meet or exceed the Success Criteria during the pre-production pilot, not to exceed 90 days. If Provider is unable to meet or exceed the Success Criteria during the pre-production pilot. Dell will reserve the right to terminate this services contract.

f)	Email Logging Penalties — Provider will log all emails in DellServe. The logging goal is [*]. For every percent under [*], Provider will pay a penalty equal to [*] of the billing for that week in which the logging percent is below the goal.

g)	System availability — Provider will be excused from penalty in the event Dell Systems are unavailable through no fault of provider.

7)	Payment Terms

Terms of payment are in full accordance set forth in the Master Services Agreement signed by Provider. Any disputed amounts shall not affect payment of non-disputed charges and expenses or the continuation of the provision of services under this agreement.

8)	Business Review

a)	On a daily, weekly, monthly and quarterly basis, Provider and Dell will review Provider’s performance of the Services. Provider will conduct quarterly business reviews by the 3rd week of the month following the end of the quarter.

b)	Dell and Provider may alternate the sites of the event to share travel costs.

9)	Term and Termination

a)	The effective date of this Schedule shall be as of the date of execution and shall continue for one year. This Schedule will renew for additional one (1) year period unless otherwise terminated by written notice 60 days prior to expiration.

b)	Dell may terminate this Schedule for convenience upon 60 days notice. Dell’s Locked Forecast and the associated Minimum Monthly Commitment will be applied during the sixty (60) days following written notice of termination.

*	Information has been omitted based upon request for confidential treatment. Non-public material has been filed separately with the Commission.

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SCHEDULE A

Statement of Work – Dell Home Sales

Schedule A Agreed and Accepted:		Schedule A Agreed and Accepted:

Provider		Dell Products L.P.

By:	Vikram Talwar	By:

Name:	/s/ Vikram Talwar	Name:

Title:	Vice Chairman & CEO	Title:

Date:	May 29, 2004	Date:

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